Exhibit 23.4

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statement (Form S-3) and related Prospectus of Wireless Telecom Group, Inc. for the registration of 6,472,667 shares of its common stock of our report dated March 31, 2006, with respect to the consolidated financial statements and schedules of Willtek Communications GmbH included in the Annual Report (Form 10-K) of Wireless Telecom Group, Inc. for the year ended December 31, 2006, filed with the Securities and Exchange Commission.

ERNST & YOUNG AG

/s/ Ernst & Young AG
Wirtschaftsprufungsgesellschaft, Steuerberatungsgesellschaft
Munich, Germany
Date: November 9, 2007